Exhibit 99.1

RenaissanceRe Reports Net Income of $49.3 Million for the Third Quarter of 2011 or $0.95 Per Diluted Common Share; Operating Income of $32.7 Million or $0.62 Per Diluted Common Share

Pembroke, Bermuda, November 1, 2011 – RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $49.3 million or $0.95 per diluted common share in the third quarter of 2011, compared to $204.8 million or $3.70, respectively, in the third quarter of 2010. Operating income available to RenaissanceRe common shareholders was $32.7 million or $0.62 per diluted common share for the third quarter of 2011, compared to $90.9 million or $1.59 per diluted common share in the third quarter of 2010. The Company reported an annualized return on average common equity of 6.6% and an annualized operating return on average common equity of 4.4% in the third quarter of 2011, compared to 25.4% and 11.3%, respectively, in the third quarter of 2010. See Comments on Regulation G for a reconciliation of non-GAAP measures.

Book value per common share increased $0.59, or 1.0%, in the third quarter of 2011 to $57.89, compared to a 6.3% increase in the third quarter of 2010.

Mr. Neill A. Currie, CEO, commented: “Our insured catastrophe losses were relatively modest during the third quarter in a season that experienced a relatively large number of tropical storm formations. On the other hand, there was notable volatility in the capital markets which adversely impacted our investment results. We reported $49.3 million of net income, $32.7 million of operating income and a 1.0% increase in book value per share in the quarter.”

Mr. Currie added: “We have been pleased to be there for our clients and brokers during this active year, paying valid claims with industry leading speed. During 2012, we will work closely with our clients to help them understand the effect of catastrophe modeling changes and the knowledge obtained from the recent events on their business.”

THIRD QUARTER 2011 HIGHLIGHTS (1)

•

Gross premiums written increased $28.4 million, or 25.5%, to $139.9 million, primarily due to $20.0 million of reinstatement premiums written principally from the February 2011 New Zealand earthquake ($15.0 million) and hurricane Irene ($5.5 million) in the third quarter of 2011, combined with improving market conditions in our core markets. Excluding the impact of $20.0 million and $5.5 million of reinstatement premiums written in the third quarters of 2011 and 2010, respectively, gross premiums written increased $13.9 million, or 13.1%.

•

Underwriting income of $83.2 million and a combined ratio of 63.7%, compared to $71.3 million and 66.4%, respectively, was positively impacted by an increase in net premiums earned and $12.9 million of underwriting income due to the net favorable development of certain major events occurring in prior periods, and negatively impacted by underwriting losses of $30.1 million and $24.7 million related to certain aggregate loss contracts and hurricane Irene, respectively, which occurred in the third quarter of 2011. See “Supplemental Financial Data – Summary Impact of Large Events” for additional information. The third quarter of 2010 was negatively impacted by the September 2010 New Zealand earthquake, which incurred an underwriting loss of $80.2 million and added 26.9 percentage points to the combined ratio. Favorable development on prior accident years was $8.6 million, compared to $36.9 million.

•

Total investment loss of $18.6 million, which includes the sum of net investment losses, net realized and unrealized gains on investments and net other-than-temporary impairments, compared to total investment income of $148.5 million in the third quarter of 2010. The decrease in our investment results was primarily due to lower total returns on the fixed maturity investments portfolio, principally driven by a widening in credit spreads and a $19.2 million negative impact from derivatives and futures used to hedge the interest rate exposure of credit sensitive fixed maturity investments. In addition, our investment results were negatively impacted by $25.7 million of net investment losses from our hedge funds and private equity investments, lower returns on certain non-investment grade allocations included in other investments and a decrease in average invested assets.

Underwriting Results by Segment (1)

Reinsurance Segment

Gross premiums written in the Reinsurance segment were $122.8 million, an increase of $12.2 million, or 11.1%. The increase is primarily due to reinstatement premiums written principally from the February 2011 New Zealand earthquake ($15.0 million) and hurricane Irene ($5.5 million) in the third quarter of 2011. Excluding the impact of $20.6 million and $5.5 million of reinstatement premiums written in the third quarters of 2011 and 2010, respectively, gross premiums written decreased $2.8 million, or 2.7%.

Managed catastrophe premiums were $112.4 million in the third quarter of 2011, an increase of $32.6 million, or 40.8%. Excluding the impact of $20.6 million and $5.5 million of reinstatement premiums written in the third quarters of 2011 and 2010, respectively, managed catastrophe premiums increased $17.5 million, or 23.6%. Year to date, managed catastrophe premiums were $1,259.9 million, an increase of $208.7 million, or 19.9%. Excluding the impact of $154.8 million and $35.2 million of reinstatement premiums written in the first nine months of 2011 and 2010, respectively, managed catastrophe premiums increased $89.0 million, or 8.8%.

The Reinsurance segment generated underwriting income of $95.1 million and a combined ratio of 54.3%, compared to $80.5 million and a combined ratio of 60.8%, and included underwriting losses of $30.1 million and $22.2 million related to certain aggregate loss contracts and hurricane Irene, respectively, as detailed in “Supplemental Financial Data – Summary Impact of Large Events”.

The Reinsurance segment experienced $13.8 million of favorable development on prior year reserves, including $1.0 million in the catastrophe unit due to reductions in estimated ultimate losses on certain specific events, and $12.8 million in the specialty unit primarily due to better than expected claims emergence.

Lloyd’s Segment

Gross premiums written in the Lloyd’s segment increased $8.4 million, or 95.5%, to $17.1 million. The Lloyd’s segment incurred an underwriting loss of $6.9 million and a combined ratio of 133.3%, compared to an underwriting loss of $3.3 million and a combined ratio of 123.6%. Net claims and claim expenses include $2.5 million related to hurricane Irene.

Other Items (1)

•

Equity in earnings (losses) of other ventures improved $11.5 million, to earnings of $4.8 million, compared to losses of $6.7 million, primarily due to the Company’s equity in earnings of Top Layer Re of $3.7 million, compared to equity in losses of Top Layer Re of $8.7 million during the third quarter of 2010, as a result of Top Layer Re experiencing net claims and claim expenses related to the September 2010 New Zealand earthquake.

This Press Release includes certain non-GAAP financial measures including “operating income (loss) available (attributable) to RenaissanceRe common shareholders”, “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, November 2, 2011 at 9:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company’s ventures unit, (2) Lloyd’s, which includes reinsurance and insurance business written through Syndicate 1458, and (3) Insurance, which principally includes the Company’s Bermuda-based insurance operations.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the third quarter of 2010 unless specifically stated.
(2)

Net (negative) positive impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions, redeemable noncontrolling interest – DaVinci Re, equity in the net claims and claim expenses of Top Layer Re, and other income in respect of ceded reinsurance contracts accounted for at fair value. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company’s actual net impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Peter Hill or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenues
Gross premiums written	$139,938	$111,543	$1,392,006	$1,134,094

Net premiums written	$103,010	$82,307	$983,580	$818,800
Decrease (increase) in unearned premiums	126,214	130,048	(231,640)	(143,621)

Net premiums earned	229,224	212,355	751,940	675,179
Net investment (loss) income	(27,940)	59,570	65,669	151,452
Net foreign exchange losses	(2,650)	(529)	(6,511)	(12,480)
Equity in earnings (losses) of other ventures	4,794	(6,740)	(13,831)	(1,424)
Other (loss) income	(2,015)	25,021	42,963	15,088
Net realized and unrealized gains on investments	16,983	92,342	46,748	210,593

Total other-than-temporary impairments	(498)	—	(498)	(831)
Portion recognized in other comprehensive income, before taxes	49	—	49	2

Net other-than-temporary impairments	(449)	—	(449)	(829)

Total revenues	217,947	382,019	886,529	1,037,579

Expenses
Net claims and claim expenses incurred	77,830	77,936	857,628	156,473
Acquisition expenses	26,057	26,143	72,275	76,158
Operational expenses	42,169	36,970	126,298	120,160
Corporate expenses	3,582	5,590	9,657	15,392
Interest expense	5,722	6,164	17,647	15,526

Total expenses	155,360	152,803	1,083,505	383,709

Income (loss) from continuing operations before taxes	62,587	229,216	(196,976)	653,870
Income tax benefit	1,435	2,399	3,260	6,320

Income (loss) from continuing operations	64,022	231,615	(193,716)	660,190
(Loss) income from discontinued operations	(965)	21,234	(12,585)	51,562

Net income (loss)	63,057	252,849	(206,301)	711,752
Net (income) loss attributable to noncontrolling interests	(5,044)	(37,524)	58,545	(99,989)

Net income (loss) attributable to RenaissanceRe	58,013	215,325	(147,756)	611,763
Dividends on preference shares	(8,750)	(10,575)	(26,250)	(31,725)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$49,263	$204,750	$(174,006)	$580,038

Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (1)	$0.62	$1.59	$(4.35)	$5.91

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.98	$3.33	$(3.19)	$9.21
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	(0.02)	0.40	(0.25)	0.92

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.96	$3.73	$(3.44)	$10.13

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$0.97	$3.31	$(3.19)	$9.12
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (2)	(0.02)	0.39	(0.25)	0.92

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$0.95	$3.70	$(3.44)	$10.04

Average shares outstanding - basic	50,501	53,467	50,830	55,804
Average shares outstanding - diluted (2)	50,973	53,965	50,830	56,299

Net claims and claim expense ratio	34.0%	36.7%	114.1%	23.2%
Expense ratio	29.7%	29.7%	26.4%	29.1%

Combined ratio	63.7%	66.4%	140.5%	52.3%

Operating return on average common equity - annualized (1)	4.4%	11.3%	(9.6%)	14.5%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	September 30, 2011	December 31, 2010

Assets
Fixed maturity investments trading, at fair value	$3,687,669	$3,871,780
Fixed maturity investments available for sale, at fair value	149,969	244,917

Total fixed maturity investments, at fair value	3,837,638	4,116,697
Short term investments, at fair value	1,557,937	1,110,364
Equity investments trading, at fair value	45,607	—
Other investments, at fair value	736,757	787,548
Investments in other ventures, under equity method	78,071	85,603

Total investments	6,256,010	6,100,212
Cash and cash equivalents	235,058	277,738
Premiums receivable	695,163	322,080
Prepaid reinsurance premiums	164,547	60,643
Reinsurance recoverable	434,553	101,711
Accrued investment income	34,237	34,560
Deferred acquisition costs	71,225	35,648
Receivable for investments sold	33,791	99,226
Other secured assets	—	14,250
Other assets	176,114	205,373
Goodwill and other intangibles	14,230	14,690
Assets of discontinued operations held for sale	2,481	872,147

Total assets	$8,117,409	$8,138,278

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,226,005	$1,257,843
Unearned premiums	623,596	286,183
Debt	349,224	549,155
Reinsurance balances payable	317,627	318,024
Payable for investments purchased	233,282	195,383
Other secured liabilities	—	14,000
Other liabilities	174,424	222,310
Liabilities of discontinued operations held for sale	9,098	598,511

Total liabilities	3,933,256	3,441,409

Redeemable noncontrolling interest - DaVinciRe	633,112	757,655

Shareholders’ Equity
Preference shares	550,000	550,000
Common shares	51,787	54,110
Additional paid-in capital	9,331	—
Accumulated other comprehensive income	11,092	19,823
Retained earnings	2,925,604	3,312,392

Total shareholders’ equity attributable to RenaissanceRe	3,547,814	3,936,325
Noncontrolling interest	3,227	2,889

Total shareholders’ equity	3,551,041	3,939,214

Total liabilities, noncontrolling interests and shareholders’ equity	$8,117,409	$8,138,278

Book value per common share	$57.89	$62.58

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars) (Unaudited)

	$110,577	$110,577	$110,577	$110,577	$110,577	$110,577
	Three months ended September 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total

Gross premiums written	$122,811	$17,127	$—	$—	$—	$139,938

Net premiums written	$86,745	$16,125	$140		—	$103,010

Net premiums earned	$208,074	$20,797	$353		—	$229,224
Net claims and claim expenses incurred	58,565	14,141	5,124		—	77,830
Acquisition expenses	21,964	4,013	80		—	26,057
Operational expenses	32,462	9,560	147		—	42,169

Underwriting income (loss)	$95,083	$(6,917)	$(4,998)		—	83,168

Net investment loss					(27,940)	(27,940)
Net foreign exchange losses					(2,650)	(2,650)
Equity in earnings of other ventures					4,794	4,794
Other loss					(2,015)	(2,015)
Net realized and unrealized gains on investments					16,983	16,983
Net other-than-temporary impairments					(449)	(449)
Corporate expenses					(3,582)	(3,582)
Interest expense					(5,722)	(5,722)

Income from continuing operations before taxes						62,587
Income tax benefit					1,435	1,435
Loss from discontinued operations					(965)	(965)
Net income attributable to noncontrolling interests					(5,044)	(5,044)
Dividends on preference shares					(8,750)	(8,750)

Net income available to RenaissanceRe common shareholders						$49,263

Net claims and claim expenses incurred - current accident year	$72,358	$14,089	$(17)			$86,430
Net claims and claim expenses incurred - prior accident years	(13,793)	52	5,141			(8,600)

Net claims and claim expenses incurred - total	$58,565	$14,141	$5,124			$77,830

Net claims and claim expense ratio - current accident year	34.8%	67.7%	(4.8%)			37.7%
Net claims and claim expense ratio - prior accident years	(6.7%)	0.3%	1,456.4%			(3.7%)

Net claims and claim expense ratio - calendar year	28.1%	68.0%	1,451.6%			34.0%
Underwriting expense ratio	26.2%	65.3%	64.3%			29.7%

Combined ratio	54.3%	133.3%	1,515.9%			63.7%

	$110,577	$110,577	$110,577	$110,577	$110,577	$110,577
	Three months ended September 30, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$110,577	$8,762	$591	$(8,387)	$—	$111,543

Net premiums written	$86,309	$6,141	$(10,143)		—	$82,307

Net premiums earned	$205,057	$13,979	$(6,681)		—	$212,355
Net claims and claim expenses incurred	72,480	7,687	(2,231)		—	77,936
Acquisition expenses	22,464	3,351	328		—	26,143
Operational expenses	29,637	6,246	1,087		—	36,970

Underwriting income (loss)	$80,476	$(3,305)	$(5,865)		—	71,306

Net investment income					59,570	59,570
Net foreign exchange losses					(529)	(529)
Equity in losses of other ventures					(6,740)	(6,740)
Other income					25,021	25,021
Net realized and unrealized gains on investments					92,342	92,342
Corporate expenses					(5,590)	(5,590)
Interest expense					(6,164)	(6,164)

Income from continuing operations before taxes						229,216
Income tax benefit					2,399	2,399
Income from discontinued operations					21,234	21,234
Net income attributable to noncontrolling interests					(37,524)	(37,524)
Dividends on preference shares					(10,575)	(10,575)

Net income available to RenaissanceRe common shareholders						$204,750

Net claims and claim expenses incurred - current accident year	$106,344	$7,702	$816			$114,862
Net claims and claim expenses incurred - prior accident years	(33,864)	(15)	(3,047)			(36,926)

Net claims and claim expenses incurred - total	$72,480	$7,687	$(2,231)			$77,936

Net claims and claim expense ratio - current accident year	51.9%	55.1%	(12.2%)			54.1%
Net claims and claim expense ratio - prior accident years	(16.6%)	(0.1%)	45.6%			(17.4%)

Net claims and claim expense ratio - calendar year	35.3%	55.0%	33.4%			36.7%
Underwriting expense ratio	25.5%	68.6%	(21.2%)			29.7%

Combined ratio	60.8%	123.6%	12.2%			66.4%

(1)	Represents $(1.5) million and $9.8 million of gross premiums ceded from the Insurance segment to the Lloyd’s segment and from the Insurance segment to the Reinsurance segment, respectively.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars) (Unaudited)

	Nine months ended September 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$1,303,897	$87,873	$313	$(77)	$—	$1,392,006

Net premiums written	$906,167	$76,946	$467		—	$983,580

Net premiums earned	$696,964	$53,704	$1,272		—	$751,940
Net claims and claim expenses incurred	797,188	53,283	7,157		—	857,628
Acquisition expenses	62,187	9,779	309		—	72,275
Operational expenses	97,726	27,167	1,405		—	126,298

Underwriting loss	$(260,137)	$(36,525)	$(7,599)		—	(304,261)

Net investment income					65,669	65,669
Net foreign exchange losses					(6,511)	(6,511)
Equity in losses of other ventures					(13,831)	(13,831)
Other income					42,963	42,963
Net realized and unrealized gains on investments					46,748	46,748
Net other-than-temporary impairments					(449)	(449)
Corporate expenses					(9,657)	(9,657)
Interest expense					(17,647)	(17,647)

Loss from continuing operations before taxes						(196,976)
Income tax benefit					3,260	3,260
Loss from discontinued operations					(12,585)	(12,585)
Net loss attributable to noncontrolling interests					58,545	58,545
Dividends on preference shares					(26,250)	(26,250)

Net loss attributable to RenaissanceRe common shareholders						$(174,006)

Net claims and claim expenses incurred - current accident year	$902,118	$53,027	$(86)			$955,059
Net claims and claim expenses incurred - prior accident years	(104,930)	256	7,243			(97,431)

Net claims and claim expenses incurred - total	$797,188	$53,283	$7,157			$857,628

Net claims and claim expense ratio - current accident year	129.4%	98.7%	(6.8%)			127.0%
Net claims and claim expense ratio - prior accident years	(15.0%)	0.5%	569.5%			(12.9%)

Net claims and claim expense ratio - calendar year	114.4%	99.2%	562.7%			114.1%
Underwriting expense ratio	22.9%	68.8%	134.7%			26.4%

Combined ratio	137.3%	168.0%	697.4%			140.5%

(1)	Represents $0.1 million of gross premiums ceded from the Reinsurance segment to the Lloyd’s segment.

	Nine months ended September 30, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$1,105,679	$57,627	$1,276	$(30,488)	$—	$1,134,094

Net premiums written	$793,967	$52,122	$(27,289)		—	$818,800

Net premiums earned	$646,349	$37,580	$(8,750)		—	$675,179
Net claims and claim expenses incurred	141,095	18,026	(2,648)		—	156,473
Acquisition expenses	63,064	7,682	5,412		—	76,158
Operational expenses	93,523	17,333	9,304		—	120,160

Underwriting income (loss)	$348,667	$(5,461)	$(20,818)		—	322,388

Net investment income					151,452	151,452
Net foreign exchange losses					(12,480)	(12,480)
Equity in losses of other ventures					(1,424)	(1,424)
Other income					15,088	15,088
Net realized and unrealized gains on investments					210,593	210,593
Net other-than-temporary impairments					(829)	(829)
Corporate expenses					(15,392)	(15,392)
Interest expense					(15,526)	(15,526)

Income from continuing operations before taxes						653,870
Income tax benefit					6,320	6,320
Income from discontinued operations					51,562	51,562
Net income attributable to noncontrolling interests					(99,989)	(99,989)
Dividends on preference shares					(31,725)	(31,725)

Net income available to RenaissanceRe common shareholders						$580,038

Net claims and claim expenses incurred - current accident year	$361,403	$18,202	$6,302			$385,907
Net claims and claim expenses incurred - prior accident years	(220,308)	(176)	(8,950)			(229,434)

Net claims and claim expenses incurred - total	$141,095	$18,026	$(2,648)			$156,473

Net claims and claim expense ratio - current accident year	55.9%	48.4%	(72.0%)			57.2%
Net claims and claim expense ratio - prior accident years	(34.1%)	(0.4%)	102.3%			(34.0%)

Net claims and claim expense ratio - calendar year	21.8%	48.0%	30.3%			23.2%
Underwriting expense ratio	24.3%	66.5%	(168.2%)			29.1%

Combined ratio	46.1%	114.5%	(137.9%)			52.3%

(1)	Represents $20.1 million, $10.1 million and $0.2 million of gross premiums ceded from the Insurance segment to the Lloyd’s segment, from the Insurance segment to the Reinsurance segment and from the Reinsurance segment to Lloyd’s segment, respectively.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Summary Impact of Large Events

(Unaudited)

	Large Events Occurring in Prior Periods
Three months ended September 30, 2011 (in thousands of U.S. dollars, except ratios)	September 2010 New Zealand Earthquake	Tropical Cyclone Tasha	Australian Flooding	February 2011 New Zealand Earthquake	Tohoku Earthquake	Total

(Increase) decrease in gross ultimate claims and claim expenses incurred	$(17,750)	$14,617	$28,278	$(63,641)	$(47,244)	$(85,740)
Increase (decrease) in gross claims and claim expenses recovered	3,054	(3,530)	(5,308)	22,582	73,433	90,231

(Increase) decrease in net claims and claim expenses incurred	(14,696)	11,087	22,970	(41,059)	26,189	4,491

Assumed reinstatement premiums earned	2,623	—	(4,698)	14,959	1,680	14,564
Ceded reinstatement premiums earned	—	—	—	(1,187)	(6,823)	(8,010)
(Lost) earned profit commissions	(221)	1,071	488	583	(88)	1,833

Net (negative) positive impact on underwriting result	(12,294)	12,158	18,760	(26,704)	20,958	12,878
Recoveries from ceded reinsurance contracts accounted for at fair value	—	—	—	—	97	97
Redeemable noncontrolling interest - DaVinciRe	3,680	(1,352)	(4,871)	9,084	458	6,999

Net (negative) positive impact	$(8,614)	$10,806	$13,889	$(17,620)	$21,513	$19,974

Percentage point impact on consolidated combined ratio	5.8	(5.3)	(8.8)	14.7	(9.8)	(4.7)

Net impact on Reinsurance segment underwriting result	$(11,515)	$12,091	$18,760	$(26,632)	$19,966	$12,670
Net impact on Lloyd’s segment underwriting result	(779)	67	—	(72)	992	208

Net (negative) positive impact on underwriting result	$(12,294)	$12,158	$18,760	$(26,704)	$20,958	$12,878

Decrease (increase) in current accident year net claims and claim expenses incurred	$—	$—	$22,970	$(41,059)	$26,189	$8,100
(Adverse) favorable development in prior accident years net claims and claim expenses incurred	(14,696)	11,087	—	—	—	(3,609)

(Increase) decrease in net claims and claim expenses incurred	$(14,696)	$11,087	$22,970	$(41,059)	$26,189	$4,491

	Large Events Occuring in the Third Quarter of 2011
Three months ended September 30, 2011 (in thousands of U.S. dollars, except ratios)	Aggregate Loss Contracts	Hurricane Irene	Total

Gross ultimate claims and claim expenses incurred	$(39,557)	$(35,934)	$(75,491)
Gross claims and claim expenses recovered	9,467	5,762	15,229

Net claims and claim expenses incurred	(30,090)	(30,172)	(60,262)

Reinstatement premiums earned	—	5,460	5,460

Net negative impact on underwriting result	(30,090)	(24,712)	(54,802)
Redeemable noncontrolling interest - DaVinciRe	4,457	6,794	11,251

Net negative impact	$(25,633)	$(17,918)	$(43,551)

Percentage point impact on consolidated combined ratio	13.1	11.9	25.4

Net negative impact on Reinsurance segment underwriting result	$(30,090)	$(22,212)	$(52,302)
Net negative impact on Lloyd’s segment underwriting result	—	(2,500)	(2,500)

Net negative impact on underwriting result	$(30,090)	$(24,712)	$(54,802)

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written and Managed Premiums Analysis

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reinsurance Segment

Renaissance catastrophe premiums	$64,317	$62,434	$742,888	$633,353
Renaissance specialty premiums	25,614	21,363	123,075	101,201

Total Renaissance premiums	89,931	83,797	865,963	734,554

DaVinci catastrophe premiums	32,900	25,844	436,253	368,587
DaVinci specialty premiums	(20)	936	1,681	2,538

Total DaVinci premiums	32,880	26,780	437,934	371,125

Total catastrophe unit premiums	97,217	88,278	1,179,141	1,001,940
Total specialty unit premiums	25,594	22,299	124,756	103,739

Total Reinsurance segment gross premiums written	$122,811	$110,577	$1,303,897	$1,105,679

Lloyd’s Segment

Specialty	$14,290	$8,851	$61,071	$23,081
Catastrophe	2,837	1,422	26,802	14,415
Insurance	—	(1,511)	—	20,131

Total Lloyd’s segment gross premiums written	$17,127	$8,762	$87,873	$57,627

Insurance Segment

Commercial property	$—	$50	$313	$1,167
Personal lines property	—	541	—	109

Total Insurance segment gross premiums written	$—	$591	$313	$1,276

	Three months ended		Nine months ended
Managed Premiums (1)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Total catastrophe unit gross premiums written	$97,217	$88,278	$1,179,141	$1,001,940
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	12,379	60	53,986	45,039
Catastrophe premiums written in the Lloyd’s segment	2,837	1,422	26,802	14,415
Catastrophe premiums assumed from the Insurance segment	—	(9,899)	—	(10,141)

Total managed catastrophe premiums (1)	$112,433	$79,861	$1,259,929	$1,051,253

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Fixed maturity investments	$11,435	$35,219	$63,774	$92,108
Short term investments	281	635	1,309	1,803
Equity investments trading	171	—	297	—
Other investments
Hedge funds and private equity investments	(25,702)	7,491	6,035	33,215
Other	(11,665)	18,979	2,000	32,013
Cash and cash equivalents	66	74	152	157

	(25,414)	62,398	73,567	159,296
Investment expenses	(2,526)	(2,828)	(7,898)	(7,844)

Net investment (loss) income	(27,940)	59,570	65,669	151,452

Gross realized gains	38,054	30,959	64,046	108,560
Gross realized losses	(6,099)	(748)	(22,872)	(11,880)

Net realized gains on fixed maturity investments	31,955	30,211	41,174	96,680

Net unrealized (losses) gains on fixed maturity investments trading	(13,007)	62,131	7,963	113,913
Net unrealized losses on equity investments trading	(1,965)	—	(2,389)	—

Net realized and unrealized gains on investments	16,983	92,342	46,748	210,593

Total other-than-temporary impairments	(498)	—	(498)	(831)
Portion recognized in other comprehensive income, before taxes	49	—	49	2

Net other-than-temporary impairments	(449)	—	(449)	(829)

Change in net unrealized gains on fixed maturity investments available for sale	(7,171)	(3,453)	(8,682)	(21,508)

Total investment result	$(18,577)	$148,459	$103,286	$339,708

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating income (loss)

available (attributable) to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted to operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Nine months ended
(in thousands of United States dollars, except for per share amounts)	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$49,263	$204,750	$(174,006)	$580,038
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(16,983)	(92,342)	(46,748)	(210,593)
Adjustment for net other-than-temporary impairments of continuing operations	449	—	449	829
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(5,669)	(42)	(7,122)
Adjustment for gain on sale of ChannelRe	—	(15,835)	—	(15,835)

Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$32,729	$90,904	$(220,347)	$347,317

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.95	$3.70	$(3.44)	$10.04
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(0.34)	(1.71)	(0.92)	(3.74)
Adjustment for net other-than-temporary impairments of continuing operations	0.01	—	0.01	0.02
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(0.11)	—	(0.13)
Adjustment for gain on sale of ChannelRe	—	(0.29)	—	(0.28)

Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.62	$1.59	$(4.35)	$5.91

Return on average common equity - annualized	6.6%	25.4%	(7.5%)	24.2%
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(2.3%)	(11.4%)	(2.1%)	(8.8%)
Adjustment for net other-than-temporary impairments of continuing operations	0.1%	—	—	—
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(0.7%)	—	(0.3%)
Adjustment for gain on sale of ChannelRe	—	(2.0%)	—	(0.6%)

Operating return on average common equity - annualized	4.4%	11.3%	(9.6%)	14.5%

The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment, and the exclusion of catastrophe premiums assumed from the Company’s Insurance segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment.